EXHIBIT 10.1

SEVENTH AMENDMENT TO STANDARD INDUSTRIAL NET lease
BETWEEN
SAN DIEGO INSPIRE 1, LLC
AND
AETHLON MEDICAL, INC.

THIS SEVENTH AMENDMENT TO STANDARD INDUSTRIAL NET LEASE (this “Seventh Amendment”) is dated as of September 9, 2019, by and between SAN DIEGO INSPIRE 1, LLC, a Delaware limited liability company (“Landlord”), and AETHLON MEDICAL, INC., a Nevada corporation (“Tenant”).

RECITALS

A.                  Landlord (as successor-in-interest to AGP Sorrento Business Complex, L.P., a Delaware limited partnership, who, in turn, is successor-in-interest to Sorrento Business Complex, a California limited partnership) and Tenant are parties to that certain Standard Industrial Net Lease dated as of September 28, 2009 (the “Original Lease”), as amended by that certain (i) First Amendment to Standard Industrial Net Lease dated as of October 4, 2011 (the “First Amendment”), (ii) Second Amendment to Standard Industrial Net Lease dated as of October 10, 2014 (the “Second Amendment”), (iii) Third Amendment to Standard Industrial Net Lease dated as of October 21, 2015 (the “Third Amendment”), (iv) Fourth Amendment to Standard Industrial Net Lease dated as of October 5, 2016 (the “Fourth Amendment”), (v) Fifth Amendment to Standard Industrial Net Lease dated October 16, 2017 (the “Fifth Amendment”), and (vi) Sixth Amendment to Standard Industrial Net Lease dated September 18, 2018 (the “Sixth Amendment”) (all such lease amendments together with the Original Lease, hereinafter simply the “Lease”), with respect to certain premises containing approximately 1,703 rentable square feet (the “Premises”) identified as Suite 109 in that certain building located at 11585 Sorrento Valley Road, San Diego, California 92121 (the “Building”), which is part of a larger complex known as Inspire 1 consisting of the Building and other buildings (the “Project”).

B.                  Pursuant to the Sixth Amendment, the Expiration Date was previously extended from December 1, 2018 to November 30, 2019 (such extended term referred to in the Sixth Amendment as the “Sixth Amendment Extended Term”).

C.                  Landlord and Tenant now desire to amend the Lease to extend the Lease Term for an additional twelve (12) months and modify other provisions of the Lease, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1.                   Defined Terms. Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2.                   Term of the Lease. Effective as of the date hereof, the Lease Term is hereby extended for an additional twelve (12) months (which period may be referred to as the “Seventh Amendment Extended Term”) so that the Seventh Amendment Extended Term shall commence December 1, 2019 and expire unless terminated sooner pursuant to the terms of the Lease, November 30, 2020 (the “Seventh Amendment Extended Expiration Date”). All references to “Lease Term” in the Lease and this Seventh Amendment shall be deemed references to the Lease Term as extended by this Seventh Amendment and all references to “Expiration Date” shall be deemed references to the Seventh Amendment Extended Expiration Date. Tenant shall not have any right to extend the Lease Term beyond the Seventh Amendment Extended Expiration Date.

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3.                   Condition of the Premises. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises. Tenant hereby agrees to continue to accept the Premises in its “AS IS” condition, and Tenant hereby acknowledges that the Premises is suited for the use intended by Tenant and is in good and satisfactory condition as of the date of this Amendment. Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the condition of the Premises or the Building or its suitability for Tenant’s purposes. Tenant represents and warrants to Landlord that (a) its sole intended use of the Premises is for uses set forth in Section 1.8 of the Original Lease, and (b) it does not intend to use the Premises for any other purpose.

4.                   Base Rent. In addition to Additional Rent and all other costs and expenses payable by Tenant pursuant to the Lease, Tenant shall pay the following Minimum Monthly Rent (as defined in the Lease) for the Premises during the Seventh Amendment Extended Term in accordance with the terms of Article 4 of the Original Lease:

SEVENTH AMENDMENT EXTENDED TERM	MINIMUM MONTHLY INSTALLMENT OF RENT	MINIMUM MONTHLY RENT PER RENTABLE SQUARE FOOT
12/1/19 – 11/30/20	$5,960.50	$3.50

5.                   Additional Rent. During the Seventh Amendment Extended Term and in addition to the monthly Base Rent set forth in Section 4 of this Seventh Amendment, Tenant shall continue to pay all Additional Rent for the Premises, including without limitation, Tenant’s Share of Operating Costs in accordance with the terms of Article 6 of the Original Lease.

6.                   Security Deposit. Tenant has previously deposited with Landlord the sum of Three Thousand Two Hundred Fifty Dollars and Sixty-Five Cents ($3,250.65) as a Security Deposit under the Lease. Landlord shall continue to hold such Security Deposit during the Second Amendment Extended Term in accordance with the terms and conditions of Article 5 of the Original Lease.

7.                   Address for Rent Payment. Section 4.5 of the Original Lease is hereby amended and restated as follows: Tenant shall make all payments of Minimum Monthly Rent, Additional Rent and other amounts due under the Lease in immediately available funds or by wire transfer of funds. Such payments all be initiated by Tenant to an account designated from time to time by Landlord no later than 12:00 noon, San Diego, California time on the date such sums or payments are respectively due. Any payment received after such time shall be deemed to have been made after the due date. Tenant shall use the following address for rent payments:

San Diego Inspire 1, LLC
P.O. Box 894412
Los Angeles, CA 90189-4412

Or Tenant may wire rent payments to:

Citibank NA, New York
Account Name: San Diego Inspire Holdings, LLC
Account Number: 6794041847
Routing Number: 021000089
Origin is outside the U.S.: Swift code CITIUS33

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8.                   Address. Section 1.1 and Section 24.19 of the Original Lease are hereby amended to provide that notices to Landlord shall be given at the following addresses:

Address of Landlord:	SAN DIEGO INSPIRE 1, LLC c/o Longfellow Real Estate Partners 260 Franklin Street, Suite 1920 Boston, MA 02141 Attn: Asset Management
With copies to: San Diego Inspire 1, LLC c/o Longfellow Real Estate Partners 11772 Sorrento Valley Rd., Suite 125 San Diego, CA 92121 Attn: Property Management

9.                   Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Seventh Amendment, other than Newmark of Southern California, Inc., dba Newmark Knight Frank (“Newmark Knight Frank”) serving as Landlord’s agent and Grant Schoneman of JLL Life Sciences Group (“JLL”) serving as Tenant’s agent and whose commissions shall be paid by Landlord pursuant to a separate agreement. Tenant shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker (other than Newmark Knight Frank and JLL), finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

10.                Disclosures and Utility Usage Information. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or the Center (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

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11.                Continuing Effectiveness. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect.

12.                Counterparts. This Seventh Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document. This Seventh Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or email and copies of this Seventh Amendment executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were originals. Any party executing and delivering this Seventh Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Seventh Amendment containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Seventh Amendment as if it were an original signature page.

13.                 Execution by Both Parties. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and execution and delivery hereof.

14.                No Further Modification. Except as set forth in this Seventh Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. This Seventh Amendment contains the entire understanding between the parties with respect to the matters contained herein. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Seventh Amendment, the terms and conditions of this Seventh Amendment shall prevail. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Seventh Amendment, except as are contained herein and in the Lease. This Seventh Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

15.                Authorization The parties signing on behalf of Tenant each hereby represents and warrants that such party has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of the Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first above written.

“landlord” SAN DIEGO INSPIRE 1, LLC, a Delaware limited liability company By: /s/ Jamison Peschel Print Name: Jamison Peschel Title: Authorized Signatory	“TENANT” AETHLON MEDICAL, INC., a Nevada corporation By: /s/ Timothy Rodell Print Name: Timothy Rodell Title: CEO By: /s/ James B. Frakes Print Name: James B. Frakes Title: Chief Financial Officer

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